UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 25th, 2008

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SMART VENTURES , INC.

 (Name of Small Business issuer in its charter)

                   Nevada                                        000-53338                         98-0427221

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

55 Harvest Wood Way NE
Calgary, Alberta
Canada T3K 3X5

 (Address of principal executive offices)

(403)240-1103

(Registrant’s telephone number)

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                         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.01Changes in Control of Registrant.

On August 25, 2008, the registrant’s former president Nadir Walji sold 500,000 shares of Smart Ventures Inc. to incoming president and Director Lance Larsen.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment

On August 25, 2008 Nadir Walji of Vancouver, BC has resigned his position as President, CEO and Director of the registrant.

Also, on August 25th, 2008, Mr. Lance Larsen of Calgary Alberta has been appointed to the Board of directors of the registrant to fill the positions of President, CEO and Director and will assume the duties of CEO, President immediately. Additionally, Mr. Larsen will act as chief accounting Officer.

Biographical Information

From January, 2001,   Mr. Larsen has been president and sole shareholder of American Development Corp. supplying consulting services to small public as well as private concerns.  His services to the public sector included the preparation and filing of annual and quarterly reports. American Development has also been successful in the completion of several private placements.

From August 1997 to the present he served as Vice President and General Manager of Bio-Med Marketing Inc., a Calgary, Alberta firm that specialized in financing and consulting to bio-medical companies.  His duties there included hiring and training all sales personnel, designing and developing all in-house applications software applications, including the company network design and maintenance.

From June, 1988, Mr. Larsen served as General Manager of West Coast International, a company specializing in international sales of communications accessories.  His duties there were to hire and train all sales staff and design and maintain all software and network installations.

Mr. Larsen graduated with honors from the Investment Funds Institute of Canada and the Dale Carnegie sales course.

 Item 8 01. Other Events

On August 25, 2008 it was determined that the registrant’s offices be relocated

To 55 Harvest Wood Way N.E. Calgary, AB.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 Directors Resolution Resignation of Director

99.2 Directors Resolution Appointment of Director

99.3 Directors Resolution Appointment of Officers

99.4 Board Minutes – August 25th, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25th, 2008

SMART  VENTURES, INC.

/s/ Lance Larsen

    Lance Larsen, President